Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of THL Credit, Inc. of our report dated March 11, 2011, relating to the financial statements of THL Credit, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” and under “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

August 24, 2011

Boston, MA